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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the 2004 Stock Purchase Plan (No. 333-116405), and the1996 Stock Incentive Plan (No. 333-114013 and No. 333-18601) of HemaCare Corporation of our report dated February 17, 2004, with respect to the consolidated financial statements of HemaCare Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

Los Angeles, California March 25, 2005

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Consent of Independent Registered Public Accounting Firm